CONFIDENTIAL TREATMENT REQUESTED, OMITTED PORTIONS ARE MARKED
WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

Exhibit 10.2

FIRST AMENDMENT TO MONETIZATION LETTER AGREEMENT

THIS FIRST AMENDMENT TO MONETIZATION LETTER AGREEMENT (this “Amendment”) is entered into as of February 17, 2015 (the “Amendment Date”), by and among Netlist, Inc., a Delaware corporation (“Company”), and Drawbridge Special Opportunities Fund LP, a Delaware limited partnership (“Lender”).

W I T N E S S E T H:

WHEREAS, the Company and Lender have entered into that certain Monetization Letter Agreement dated as of July 18, 2013 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Monetization Side Letter”).

WHEREAS, the parties hereto desire to amend the Monetization Side Letter on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Monetization Side Letter.

2.Amendments.

(I)Effective as of the Amendment Date, Section 2(a) of the Monetization Side Letter is hereby amended and restated in its entirety as follows:

(a)General Net Revenue Share Commitment.  If neither the conditions for the Early Repayment Option A Net Revenue Share are satisfied (under the terms of the Loan Agreement) nor the conditions for the Early Repayment Option B Net Revenue Share are satisfied (as set forth in Section 1(b) above), Drawbridge will be entitled to, and Company shall pay to Drawbridge, a share of the Patent Monetization Net Revenues (as defined in Section 2(b)(i) below) that are recognized by Company (in accordance with its generally applicable accounting principles, consistently applied) during the seven (7) year period after the Effective Date, in the amounts and subject to the limitations set forth below (the “General Net Revenue Share”).

[*****] Patent Monetization Net Revenues
Patent Monetization Net Revenues	Netlist Share %	Drawbridge Share %
US$0 – 8.57 million	65%	35%
Above US$8.57 million	100%	0%

Non-[*****] Monetization Net Revenues
Patent Monetization Net Revenues	Netlist Share %	Drawbridge Share %
US$0 - 10 million	65%	35%
US$10 - 20 million	75%	25%
US$20 - 30 million	80%	20%
Above US$30 million	100%	0%

CONFIDENTIAL TREATMENT REQUESTED, OMITTED PORTIONS ARE MARKED
WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

3

CONFIDENTIAL TREATMENT REQUESTED, OMITTED PORTIONS ARE MARKED
WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

Subject to the limitations set forth below, the General Net Revenue Share shall be paid (i) with respect to any Patent Monetization Net Revenues arising in connection with the [*****] (the “[*****] Patent Monetization Net Revenues”), as thirty-five percent (35%) of up to US$8.57 million of such [*****] Patent Monetization Net Revenues (for a total payment to Drawbridge of up to US$3 million of General Net Revenue Share), and (ii) with respect to all Patent Monetization Net Revenues other than [*****] Net Revenues (the “Non-[*****] Patent Monetization Net Revenues”), on each portion of such Non‑[*****] Patent Monetization Net Revenues in accordance with the corresponding percentage for such portion of the Non-[*****] Patent Monetization Net Revenues such that Company shall pay thirty-five percent (35%) on the first US$10 million of such Non‑[*****] Patent Monetization Net Revenues, twenty-five percent (25%) on the second US$10 million of such Non-[*****] Patent Monetization Net Revenues, twenty percent (20%) on the third US$10 million of such Non-[*****] Patent Monetization Net Revenues, and no additional amounts for Non-[*****] Patent Monetization Net Revenues above US$30 million (for a total payment to Drawbridge of up to US$8 million of General Net Revenue Share).  Notwithstanding the foregoing, or anything to the contrary herein, the total maximum General Net Revenue Share payable by the Company to Drawbridge hereunder (from all sources) shall be US$9.5 million.  By way of example and without limitation, if Company has paid Drawbridge US$3 million in General Net Revenue Share from [*****] Patent Monetization Net Revenues, the maximum General Net Revenue Share payable by Company to Drawbridge from Non‑[*****] Patent Monetization Net Revenues shall be reduced to US$6.5 million.

(II)Effective as of the Amendment Date, Section 2(b)(ii) of the Monetization Side Letter is hereby amended and restated in its entirety as follows:

(ii)Notwithstanding anything to the contrary herein, “Patent Monetization Net Revenues” and “[*****]” do not include (A) consideration received by Company or its Subsidiaries with respect to intellectual property or assets of Company or its Subsidiaries other than the Company Patent Portfolio, (B) amounts received by Company or its Subsidiaries as debt, equity, or other financing that are not paid or granted to Company or its Subsidiaries in consideration of a grant of a license or covenant not sue, or other immunity with respect to the Company Patent Portfolio, or (C) any consideration received by Company or its Subsidiaries for non-exclusive licenses or other non-exclusive rights under the Company Patent Portfolio granted in the ordinary course of business in connection with the sale or provision of products or services of Company or its Subsidiaries or in connection with joint development or similar projects in support of the Company’s ordinary course business operations.

(III)Effective as of the Amendment Date, Section 2(b)(iv) of the Monetization Side Letter is hereby amended and restated in its entirety as follows:

(iv)“Company Patent Portfolio” means any and all patents and patent applications owned by Company or its Subsidiaries or exclusively licensed to Company

CONFIDENTIAL TREATMENT REQUESTED, OMITTED PORTIONS ARE MARKED
WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

or its Subsidiaries (in a manner such that Company has standing to sue under those patents in its own name and retain the proceeds of such suit), whether owned, issuing, applied for, licensed, or acquired before or after the Effective Date, including the

NVvault Assets (as defined in Section 2(b)(v) below) together with (in each case if owned by or exclusively licensed to Company or its Subsidiaries) any and all (i) continuations, continuations in part, divisionals, reissues, or reexaminations of any of the foregoing, (ii) present or future United States patents claiming common priority in whole or in part with any of the foregoing, and (iii) all foreign patents and/or applications for patents that are, or in the future become, counterparts of, or claim priority in whole or in part to, any of the foregoing.  Notwithstanding the foregoing, for the avoidance of doubt, “Company Patent Portfolio” shall in no event include (A) patents or patent applications of any third party that may consummate an Acquisition of Company, and (B) patents issued or applied for after the consummation of an Acquisition of the Company, (excluding, but only if there is no Revenue Share Termination pursuant to Section 3(a): (1) any patent issuing on a patent application that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition, (2) continuations, continuations in part, divisionals, reissues, or reexaminations of any patent or patent application that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition, (3) future United States patents claiming common priority in whole or in part with any patent or patent application included in the preceding (1) or (2) or that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition, and (4) all foreign patents and/or applications for patents that are, or in the future become, counterparts of, or claim priority in whole or in part to, any patent or patent application included in the preceding (1), (2) or (3) or that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition).

(IV)Effective as of the Amendment Date, Section 3(b) of the Monetization Side Letter is hereby amended and restated in its entirety as follows:

(b)Partial Sales.  If, during the term of this Letter Agreement, Company or any of its Subsidiaries consummates a sale or divestiture of any of Company’s or its Subsidiaries’ business that includes any portion of the Company Patent Portfolio in a transaction that is not an Acquisition (other than standalone sales of patents and/or patent applications, which shall be addressed as set forth in Section 3(c)) (“Divestiture”), then the parties shall treat such Divestiture as an event leading to Patent Monetization Net Revenues and that portion of such Divestiture purchase price that is attributable to both (i) any portion of the Company Patent Portfolio that is divested, and (ii) any license granted by Company or any of its Subsidiaries to the acquirer of such business under the portion of the Company Patent Portfolio that is retained by Company or any such Subsidiary (but only to the extent such license extends beyond the operation, including manufacture and sales of products, of the divested business), shall constitute Patent Monetization Net Revenues for purposes of Section 1(a) or Section 2(a), as applicable, provided that in no event shall the aggregate Early Repayment Option A Net Revenue Share or the General Net Revenue Share, as applicable, on account of the aggregate Patent Monetization Net Revenues attributable to all such Divestitures exceed an amount equal to the total, aggregate amount of all Term Loans drawn by Company under the Loan Agreement prior to the date of consummation of such Acquisition.  If the parties are unable to agree upon the portion of any purchase price in connection with such Divestiture that is attributable to the Company Patent Portfolio and any such license, then the parties shall submit the matter to a qualified, independent, third-party appraiser mutually agreed upon by the parties (and the costs and expenses of which shall be borne equally by the parties) for valuation, and such appraiser’s decision shall be final and binding on the parties.

3.Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.Integration.  This Amendment, together with the Loan Documents and the Warrant Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. Except as amended hereby (as applicable), the Monetization Side Letter, the Loan Documents, and the Warrant Documents remain unmodified and in full force and effect.  All references to the Monetization Side Letter in each of the Loan Documents and the Warrant Documents shall be deemed to be references to the Monetization Side Letter as amended hereby.

5.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

6.Controlling Provisions.  In the event of any inconsistencies between the provisions of this Amendment and the provisions of any Loan Document or any Warrant Document, the provisions of this Amendment shall govern and prevail.  Except as expressly modified by this Amendment, the Monetization Side Letter, the Loan Documents, and the Warrant Documents shall not be modified and shall remain in full force and effect.

7.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  SECTION 10 OF THE MONETIZATION SIDE LETTER IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

[Signature Page FollowS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMPANY:

NETLIST, INC.

By:	/s/ Gail M. Sasaki
Name:	Gail Sasaki
Title:	Chief Financial Officer

LENDER:

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Jason Meyer
Name:	Jason Meyer
Title:	Chief Administrative Officer

[Signature Page To First Amendment to Monetization Letter Agreement]